Mine to Wellsite Solutions 2019 Credit Suisse Energy Conference February 12, 2019 0

Disclaimer Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Our forward-looking statements include statements about our business strategy, our industry, our future profitability, our expected capital expenditures and the impact of such expenditures on our performance, the costs of being a publicly traded corporation and our capital programs. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to (i) large or multiple customer defaults, including defaults resulting from actual or potential insolvencies, (ii) the level of production of crude oil, natural gas and other hydrocarbons and the resultant market prices of crude oil, natural gas, natural gas liquids and other hydrocarbons, (iii) changes in general economic and geopolitical conditions; (iv) competitive conditions in our industry, (v) changes in the long-term supply of and demand for oil and natural gas, (vi) actions taken by our customers, competitors and third-party operators, (vii) changes in the availability and cost of capital, (viii) our ability to successfully implement our business plan, (ix) our ability to complete growth projects on time and on budget, (x) the price and availability of debt and equity financing (including changes in interest rates), (xi) changes in our tax status, (xii) technological changes, (xiii) operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control, (xiv) the effects of existing and future laws and governmental regulations (or the interpretation thereof), (xv) failure to secure or maintain contracts with our largest customers or non-performance of any of those customers under the applicable contract, (xvi) the effects of current and future litigation, and such other factors discussed or referenced in the “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations“ sections of the Form 10-K and the Form 10-Qs filed by the Company with U.S Securities and Exchange Commission (the “SEC”) on March 15, 2018, May 10, 2018, August 9, 2018 and November 8, 2018, respectively. You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described in the preceding paragraph, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. You should also carefully consider the statements under the heading “Note About Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2017. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law. In this presentation, assumptions were made with respect to industry performance, general business and economic conditions and other matters. Any estimates contained in these analyses – whether expressed or implied are based on estimates and are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth herein. The Company reserves the right to change any or all of the estimates included herein whether as a result of any changes in the above referenced information, market factors or otherwise. Industry and Market Data This presentation has been prepared by the Company and includes market data and other statistical information from third-party sources, including independent industry publications, or other published independent sources. Although the Company believes these third-party sources are reliable as of their respective dates, the Company has not independently verified the accuracy or completeness of this information. 1

Disclaimer (cont’d) Reserves Mineral resources and reserves are typically classified by confidence (reliability) levels based on the level of exploration, consistency and assurance of geologic knowledge of the deposit. This classification system considers different levels of geoscientific knowledge and varying degrees of technical and economic evaluation. Mineral reserves are derived from in situ resources through application of modifying factors, such as mining, analytical, economic, marketing, legal, environmental, social and governmental factors, relative to mining methods, processing techniques, economics and markets. In estimating our reserves, our independent reserve engineer does not classify a resource as a reserve unless that resource can be demonstrated to have reasonable certainty to be recovered economically in accordance with the modifying factors listed above. “Reserves” are defined by SEC Industry Guide 7 as that part of a mineral deposit that could be economically and legally extracted or produced at the time of the reserve determination. Industry Guide 7 defines “proven (measured) reserves” as reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established. Industry Guide 7 defines “probable (indicated) reserves” as reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation. Non-GAAP Information This presentation also contains information about the Company’s EBITDA, Adjusted EBITDA, and contribution margin, which are not measures derived in accordance with U.S. generally accepted accounting principles (“GAAP”) and which exclude components that are important to understanding the Company’s financial performance. We define EBITDA as our net income, plus (i) depreciation, depletion, accretion and amortization expense; (ii) income tax expense (benefit); (iii) interest expense and (iv) franchise taxes. We define Adjusted EBITDA as EBITDA, plus (i) gain or loss on sale of fixed assets or discontinued operations, (ii) integration and transition costs associated with specified transactions, (iii) equity compensation, (iv) acquisition and development costs, (v) non-recurring cash charges related to restructuring, retention and other similar actions, (vi) earn-out, contingent consideration obligations and other acquisition and development costs, (vii) non-cash charges and unusual or non-recurring charges. We believe that our presentation of EBITDA and Adjusted EBITDA will provide useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definition of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. Reconciliations of EBITDA and Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, can be found in the Appendix to this presentation. We also use contribution margin, which we define as total revenues less costs of goods sold excluding depreciation, depletion and accretion of asset retirement obligations, to measure our financial and operating performance. Contribution margin excludes other operating expenses and income, including costs not directly associated with the operations of our business such as accounting, human resources, information technology, legal, sales and other administrative activities. We believe contribution margin is a meaningful measure because it provides an operating and financial measure of our ability to generate margin in excess of our operating cost base. A reconciliation of contribution margin to gross profit, the most directly comparable GAAP financial measure, can be found in the Appendix to this presentation. 2

What is Smart Sand

Overview

- Fully integrated provider of high quality Northern White frac sand.
- Large finer mesh (40/70 and 100 Mesh) Northern White reserve base
- Low cost and efficient operations
- Cost-efficient provider of mine to wellsite solutions to simplify our customers' frac sand supply chain needs

Reserve Locations



Hixton, WI – 959 acres
(Jackson County, WI)
Oakdale, WI – 1,256 acres
(Monroe County, WI)
81% Finer Mesh Reserve
(40/70, 100 mesh)
~45 miles between locations
Class I Rail Lines
Canadian National
Canadian Pacific
Union Pacific
Rail line access to all major basins

Sand Reserve Overview [1]



Hixton
Proven 100%
100mm tons
417mm Tons
Oakdale
Proven 100%
317 mm tons

Significant Organic Growth Potential

Oakdale Facility

Nameplate Capacity Growth Potential (mm tons / year):



5.5
3.5
9.0
Current Nameplate Capacity
Oakdale Expansion [2] Potential
Long-Term Oakdale Potential Nameplate Capacity

Hixton Site

Potential Future Development

Source: Smart Sand Management, Company disclosures.
(1) Reserves data as of December 31, 2018.
(2) Further development and permitting at the Oakdale facility could ultimately allow for production of up to 9 million tons of raw frac sand per year.

3

West Texas Mine Options (Permian Basin)  4,219 acres under lease in Winkler and Crane counties in the Permian Basin  Total upfront consideration paid <$5 million  20 year leases with the option to renew for an additional 20 years  Low minimum royalty  Provides Smart Sand with ability to provide sand directly to customers in the Permian Basin in the future with the ability to access rail 4

Why is Smart Sand Different?
It's a one-stop shop

Smart Sand's Business Offerings

Premium Northern White Reserve



- Large Finer Mesh Northern White Reserve
- Consistent high-quality proppant
- 5.5mm tons annual production capability

Gigantic Rail Capacity



- Dual-served (CP & UP)
- Over 16 miles of track space
- Unit train capable

Terminal & Forward Staging Management



- Planning ahead reduces risks
- Redundancy in the supply chain
- Avoid trucking congestion

Last Mile Logistics



- Safe and reliable
- Helps eliminate demurrage
- Smaller fleet and more turns per day

Wellsite Storage Solutions



- Wellsite storage
- Direct to the blender delivery
- Realtime inventory control

Result:* *No hiccups in the supply chain

5

Product and Service Quality Matter Long Term Feedback from our customer base: • Delivering high quality proppant to the wellhead in the large volumes needed • Reliable long-term production from their wells • Cost—both long-term and short-term It’s not about the price per ton, it’s about the Quality. “The bitterness of poor quality remains long after the sweetness of low price is forgotten.” Ben Franklin 6

Proppant Characteristics Matter West Texas (“WTX”) Sand is a lower quality proppant vs. Northern White • Lower Crush Strength: • Crushing of proppant creates fines, these fines will migrate and pack rearrangement occurs • Fines decrease fracture width • This a roadblock for permeability which results in decreased conductivity • Fines in West Texas Sand increases as the well ages • Its not pure Quartz • WTX sand has less Silica when compared to a Northern White Deposit • WTX reserves are contaminated with clay and other organics What happens when you use a low quality proppant? The cost savings of using a cheaper proppant is lost due to the revenue loss from the lack of production. Source: Management elaboration on independent studies. 7

Proppant Strength Matters (WTX vs. Northern White) A significant DELTA exists between Northern White and Texas Permian Sand. Source: Management elaboration on independent studies. 8

Mining and Production 9

Oakdale Facility: High Quality Northern White Raw Frac Sand in an Efficient Configuration 10

Byron Transload: Provides Optionality on Rail Delivery 11

Cost-Effective, Differentiated Process On-site Mining / Excavation Conveyer Belt to On-site Wet Plant Wet Plant Cleans and Sorts Product Dry Plant Dries and Sorts Product Unit Trains Deliver Dry Sand to Basin  Low Cost Structure Due to Several Key Attributes: − Low royalty rates ($0.50 per ton on 20/70 sand) − Higher mining yields due to balance of coarse and fine mineral reserve deposits − Minimal trucking required; reserves, processing plants, and rail facilities are centralized  Evaluating Other Initiatives to Reduce Mining and Operating Costs 12

Logistics and Wellsite Solutions 13

Expansive Logistics Capabilities

Key Logistical Advantages

- **Dual Served Class I Rail Access** – onsite service on Canadian Pacific rail line coupled with nearby terminal on Union Pacific allows access to multiple oil and gas plays, avoids interchange fees on local short-hauls and allows opportunity to reduce freight costs through competition
- **Unit Train Capability** – Reduces customer product delivery time and costs (see below)
- **In Basin Terminal** – Van Hook terminal in North Dakota provides competitive advantage for delivery of frac sand into the Bakken
- **Wellsite Storage Solutions -** Portable wellsite storage solutions provide customers a proppant management system designed to help control demurrage, drive down costs and improve safety

Highly Competitive Delivery Capabilities



Direct CP rail access to the Bakken
Van Hook Terminal
Smart Sand's Oakdale Facility
Marcellus
Bakken
Direct access to Permian via UP and connections with BNSF and KCS
Utica
Access to the Marcellus and Utica via connection with CSX and NS
Permian
Eagle Ford
UNITED STATES

Manifest Route vs. Unit Train Route Benefits



Manifest Route
Certain other Competitors
Stop 1
Stop 2
Stop 3
Basin
Unit Train Route
smartsand
Basin

Generally 14+ days
Increased landed cost and time

Generally <5 days
Better utilization of railcars, predictable

Unit Trains Require Approximately a Third of the Time of Manifest Trains and Significantly Improve Reliability

14

Van Hook Terminal  Location: Van Hook, ND  Commenced operations in April 2018  Signed long-term take-or-pay contract with an anchor customer at in-basin pricing  $15.5 million paid consideration  More than doubled our sales volumes through Van Hook in the third quarter 2018 from the second quarter 2018 as customers recognized the value of Van Hook’s strategic location and our efficient logistics solutions. Van Hook Terminal 15

Wellsite Storage Solutions Features

- Transported using Quickstand Trailer for unassisted setup in 5 minutes.
- Tri-axle trailer design with reinforced steel frame and remote control operation.
- Direct to blender delivery, controls dust, stops and starts proppant flow.
- Passive & Active onboard positive dust collection.
- Five chute positions offering unparalleled site layout options.
- Up to five silos delivering 1,050 tons direct to the blender hopper.
- Service platforms for safe access to service areas.
- Six external pneumatic fill pipes for simultaneous loading.
- The system is self powered and requires no generator.
- Hydraulic stabilizers to maintain stability.


smartsand
Mine to Wellsite Solutions

Focus on Safety and Environmental Stewardship → Providing Logistics and Last Mile Advantages → A Proven & Tested Product

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System Layouts . Flexible layout options as demonstrated below with our QS4400XR silo Single Blender Layout Dual Blender Layout 1,050 Ton 1,320 Ton Layout Layout 17

Our Wellsite Storage vs. the Competition Competitive Options Smart Sand’s Wellsite Storage Equipment Smart Sand: Silos: • Multiple Size Options With Custom • Belts Required, No Direct To Configurations Blender Offload • Engineered and Designed Specifically • Dust Can Be a Concern For Sand Storage on the Well Site • Large Footprint • Smallest Footprint in the Industry • Not Fully Integrated • Fast Mobilization and Demobilization Times • Direct to Blender Offload • Dust Control Box Design: • Single & Dual Blender Designs • Limited Tonnage Per Truck • No Moving Parts Resulting In Poor Optimization • Moving Equipment Causing Safety Concerns • Forklifts and Safe Spaces Required • Extremely Large Footprint Hybrid: • Completion Conveyor Design With Inefficient Delivery System To The Blender • Dust Can Be a Concern • Large Footprint • Not Fully Integrated 18

Industry Overview 19

Industry Trends Continue to Support Increasing Use of Frac Sand per Well Horizontal well lateral lengths Proppant per lateral foot continues continue to get longer to increase Source: Spears and Associates 4Q 2018 Proppant Market Report. 20

Increasing Use of Sand per Well leading to Continued Expected Growth in Frac Sand Demand Source: Spears and Associates 4Q 2018 Proppant Market Report. 21

Our Strongest Markets, the Bakken and Eastern Basins, are Expected to have Growing Frac Sand Demand Eastern U.S. Demand projected to Bakken Demand projected to grow grow ~ 13% per year in 2019 and by ~ 8% per year in 2019 and 2020 2020 Source: Spears and Associates 4Q 2018 Proppant Market Report. 22

Finer Sand is the Standard Mesh Sizes Market Outlook for Fine Sand  Proppant size is characterized by mesh size  According to Kelrik LLC, a notable driver which is determined by sieving the proppant impacting demand for fine mesh sand is through mesh screens increased proppant loadings, specifically, larger − Historically, large mesh sizes used for oily / liquids volumes of proppant placed per frac stage rich formations − Historically, smaller mesh sizes were used for natural  Kelrik expects the trend of using larger volumes gas formations of finer mesh materials, such as 40/70 sand and 100 mesh sand, to continue  Generally, E&P companies have two methods to control well performance: increase frac conductivity or reservoir contact area  Due to innovations in completion techniques, demand for finer grade sands has also shown a  Due to smaller grain size, 100 mesh enhances considerable resurgence reservoir contact area − Used more prominently in oil wells with increasingly positive results  Focus on reservoir contact area has led to an increasing number of operators achieving better yields (higher production relative to optimized cost), increasing demand for 100 mesh 23

Financial Overview 24

Summary Financials Quarterly Sales Volumes Quarterly Revenue (thousands of tons) ($ in millions) $63.1 839 823 $54.4 706 723 653 $43.0 $42.6 $39.3 (1) (2) Q3'17A Q4'17A Q1'18A Q2'18A Q3'18A Q3'17A Q4'17A Q1'18A Q2'18A Q3'18A (3) Contribution Margin/Ton Quarterly Adjusted EBITDA ($ in millions) $ 32.95 $22.1 $ 28.19 $19.3 $ 22.45 $ 17.82 $11.6 $ 14.27 $8.9 $5.9 Q3'17A Q4'17A Q1'18A Q2'18A Q3'18A Q3'17A (1) Q4'17A Q1'18A Q2'18A Q3'18A Contribution Margin (1) Includes monthly minimum / shortfall payments of $1.2 million for 3Q’17 (2) Includes monthly minimum / shortfall payments of $0.7 million for 2Q’18 (3) Includes monthly minimum / shortfall payments of $1.4 million for 3Q’18 25

Why Smart Sand? A Full Service and Cost Effective One Stop Solution  Large reserve base of high quality finer mesh Northern White Frac Large, efficient sand at Oakdale available to support market demand reserve base,  Substantial production capacity (5.5mm tons) ready to meet market production needs capacity and  Dual served reliable, cost effective, multi-unit train rail capabilities at logistics Oakdale to ensure the most efficient movement of large quantities of frac sand to all basins in North America capabilities at Oakdale Mine to Wellsite  Van Hook terminal provides one of the most cost effective, efficient Solutions to frac sand delivery options into the Bakken in the industry meet customer  Portable wellsite storage solutions provide customers with a flexible supply chain and user-friendly proppant management system designed to help needs control demurrage, drive down costs and improve safety  Incremental capacity available at Oakdale over current contracted volumes to support growth initiatives of our customer base Room to grow  Additional capacity at Van Hook terminal to match up to future market demand in Bakken  Silo production scalable as demand increases 26

Appendix 27

APPENDIX Committed to Highest Corporate Standards  Management maintains close dialogue with customers regarding the oil and gas industry’s rigorous regulatory environment Legal &  ISO registered Quality System and Environmental Management System in Regulatory place  Minimal environmental and community impact: on-site rail, careful mine design, moderated trucking and extensive use of conveyors  A member of the Wisconsin Industrial Sand Association (WISA), a selective industry group promoting high standards for safety, Environmental sustainability and environmental performance  Participant in Wisconsin’s Green Tier program, demonstrating voluntary commitment to high environmental performance through projects that improve the environment and promote good community relations  Our first priority is a safe work environment. Dedicated safety staff, continual Safety training and daily inspections are part of our MSHA approved safety plan Smart Sand is committed to providing a safe working environment and upholding the highest levels of environmental stewardship 28

APPENDIX Income Statement For the Year ended Year ended Year ended Nine months ended Dec 31, 2015 Dec 31, 2016 Dec 31, 2017 September 30, 2018 ($ in millions) (audited) (audited) (audited) (unaudited) Revenues(1) $47.7 $59.2 $137.2 $160.2 Cost of sales 21.0 26.6 100.3 110.7 Gross profit 26.7 32.7 36.9 49.5 Operating expenses Salaries, benefits and payroll taxes 5.1 7.4 8.2 8.6 Depreciation and amortization 0.4 0.4 0.5 1.2 Selling, general and administrative 4.7 4.5 9.5 10.2 Gain on contingent consideration 0.0 0.0 0.0 (2.1) Total operating expenses 10.1 12.3 18.2 17.9 Income from operations 16.6 20.4 18.7 31.7 Preferred stock interest expense (5.1) (5.6) – – Other interest expense (2.7) (2.9) (0.5) (1.4) Other income 0.4 8.9 0.5 0.1 Total other expense (7.5) 0.4 0.0 (1.3) Loss on extinguishment of debt – (1.1) – – Income (loss) before income tax expense 9.1 19.7 18.7 30.4 Income tax expense (benefit) 4.1 9.4 (2.8) 7.3 Net income (loss) 5.0 10.3 21.5 23.1 Adjusted EBITDA 23.9 37.9 30.6 47.2 Capital expenditures 29.4 2.5 51.1 111.6 Sales volumes (tons) 750,675 826,414 2,449,227 2,384,000 (1) Includes monthly minimum / shortfall payments of $10.1 million for 2015, $20.9 million for 2016, $1.2 million for 2017 and $2.1 million for 2018. Note: Figures may not tie due to rounding. 29

APPENDIX As of Balance Sheet Dec 31, 2015 Dec 31, 2016 Dec 31, 2017 Sep 30, 2018 ($ in millions) (audited) (audited) (audited) (unaudited) Current assets Cash and cash equivalents $3.9 $47.5 $35.2 $1.2 Accounts receivable 6.0 5.7 24.6 31.1 Inventory – ST 4.2 10.3 9.1 16.4 Prepaid expenses and other assets 1.5 1.4 3.8 4.9 Total current assets 15.6 65.0 72.7 53.5 Noncurrent assets PP&E, net 108.9 104.1 172.2 233.2 Inventory – LT 8.0 3.2 – – Intangible assets, net – – – 19.4 Goodw ill – – – 16.9 Deferred financing cost, net 0.5 1.2 1.9 0.4 Other assets – – – 3.5 Total noncurrent assets 117.4 108.4 174.1 273.4 Total assets 133.1 173.5 246.8 326.9 Current liabilities Accounts payable and accrued expenses 4.9 4.1 33.7 27.2 Deferred revenue 7.1 1.6 – 4.0 Income tax payable – 7.1 – – Current portion of equipment financing obligations – – – 0.0 Cap. lease & notes payable – current 1.8 1.0 0.9 – Preferred stock liability – current 34.7 – – – Total current liabilities 48.6 13.7 34.6 31.2 Noncurrent liabilities Revolving credit facility, net 63.3 – – 44.2 Deferred tax liability 14.5 15.0 13.2 20.5 Asset retirement obligation 1.2 1.4 9.0 8.7 Contingent Consideration – – – 7.1 Cap. lease & notes payable – noncurrent 1.8 0.9 – – Preferred stock liability – noncurrent – – – – Total noncurrent liabilities 80.8 17.3 22.2 80.4 Total liabilities 129.4 31.0 56.8 111.7 Total stockholders' equity (deficit) 3.7 142.4 190.0 215.2 Total liabilities and stockholders' equity 133.1 173.5 246.8 326.9 Note: Figures may not tie due to rounding. 30

APPENDIX

Statement of Cash Flows

($ in millions)	Year ended Dec 31, 2015 (audited)	Year ended Dec 31, 2016 (audited)	Year ended Dec 31, 2017 (audited)	Nine months ended September 30, 2018 (unaudited)
Operating activities				
Net income (loss)	$5.0	$10.4	$21.5	$23.1
Adjustments to reconcile net income (loss) to net cash provided by operating activities				
Depreciation, depletion and amortization of asset element obligation	5.3	6.5	7.9	12.1
Amortization of intangible assets	–	–	–	0.6
Asset retirement obligation	–	–	–	(2.2)
(Gain) loss on disposal of assets	0.1	(0.1)	0.3	0.3
Loss on derivatives	0.5	–	–	–
Loss on adjustment of debt	–	1.1	–	–
Revenue reserve	(0.1)	–	–	–
Amortization of deferred financing cost	0.3	0.2	0.5	0.2
Accretion of debt discount	0.5	0.3	–	0.2
Deferred income taxes	3.7	0.5	(1.8)	7.3
Stock-based compensation, net	0.8	1.4	2.0	2.2
Change in contingent consideration fair value	–	–	–	(2.1)
Non-cash interest expense on revolving credit facility	0.7	–	–	–
Non-cash interest expense on Series A preferred stock	5.1	5.6	–	–
Changes in assets and liabilities				
Accounts and unbilled receivables	2.6	0.3	(18.8)	(6.4)
Inventories	(2.5)	(1.4)	4.4	(5.2)
Prepaid expenses and other assets	2.4	0.1	(3.4)	(3.1)
Deferred revenue	7.1	(5.5)	(1.6)	4.0
Accounts payable	(0.1)	0.8	9.4	(2.5)
Accrued and other expenses	(0.7)	(0.5)	2.4	5.3
Income taxes payable	–	7.0	(7.1)	–
Net cash provided by operating activities	**30.7**	**26.7**	**15.6**	**33.7**
Investing activities:				
Acquisition of businesses, net of cash acquired	–	–	–	(29.9)
Purchase of property, plant and equipment	(29.4)	(2.5)	(51.2)	(81.7)
Proceeds from disposal of assets	–	–	0.0	0.0
Net cash used in investing activities	**(29.4)**	**(2.5)**	**(51.1)**	**(111.6)**
Financing activities				
Repayments of notes payable	(0.5)	(1.4)	(0.3)	(0.3)
Payments under equipment financing obligators	(0.4)	(0.4)	(0.4)	(0.2)
Payment of deferred financing and amendment costs	(0.4)	(1.2)	(0.2)	(0.2)
Proceeds from revolving credit facility	12.8	1.1	–	71.5
Repayment of revolving credit facility	(9.6)	(65.3)	-	(27.0)
Proceeds from equity issuance	–	138.3	26.3	0.1
Payment of equity transaction costs	–	(11.0)	(2.1)	–
Repayment Series A preferred stock	–	(40.3)	–	–
Purchase of treasury stock	–	(0.4)	(0.1)	(0.2)
Net cash provided by (used in) financing activities	**1.8**	**19.4**	**23.2**	**43.8**
Net (decrease) increase in cash	3.1	43.6	(12.3)	(34.0)
Cash at beginning of period	0.8	3.9	47.5	35.2
Cash at end of period	**3.9**	**47.5**	**35.2**	**1.2**

Note: Figures may not tie due to rounding.

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APPENDIX EBITDA Reconciliation Year ended December 31, ($ in thousands) 2015 2016 2017 Net income (loss) $4,990 $10,379 $21,526 Depreciation, depletion, accretion and amortization 5,318 6,445 7,300 Income tax (benefit) expense 4,129 9,394 (2,809) Interest expense 7,826 8,436 700 Franchise taxes 35 21 339 EBITDA $22,298 $34,675 $27,056 (Gain) Loss on sale of fixed assets (1) 39 (59) 253 Integration and transition costs – – 16 Initial public offering related costs (2) 221 725 – Equity compensation (3) 792 1,426 1,652 Acquisition and development costs (4) 76 – 845 Cash charges related to restructuring and retention (5) – – 279 Non-cash charges (6) 469 21 514 Loss on extinguishment of debt (7) – 1,051 – Adjusted EBITDA $23,881 $37,839 $30,615 (1) Includes losses related to the sale and disposal of certain assets in property, plant and equipment. (2) For the year ended December 31, 2016, represents IPO-related bonuses. For the years ended December 31, 2016 and 2015, we incurred $725 and $221 of expenses related to previous IPO activities, respectively. (3) Represents the non-cash expenses for stock-based awards issued to our employees and employee stock purchase plan compensation expense. (4) Represents costs related to current development project activities. (5) Represents costs associated with the retention and relocation of employees. (6) Represents accretion of asset retirement obligations and loss on derivatives. For the years ended December 31, 2016 and 2015, we incurred a loss of $5 and $445 related to a propane derivative contract, respectively. (7) Reflects the loss on extinguishment of debt related to our November 2016 financing transaction. 32

APPENDIX

EBITDA Reconciliation

($ in thousands)	Quarter ended				
	9/30/2017	12/31/2017	3/31/2018	6/30/2018	9/30/2018
Net income (loss)	$7,047	$10,886	$975	$10,021	$12,125
Depreciation, depletion, accretion and amortization	1,756	2,184	3,160	4,296	4,929
Income tax expense (benefit)	1,686	(6,165)	232	2,413	4,612
Interest expense	172	174	219	509	760
Franchise taxes	70	31	220	109	54
EBITDA	**$10,731**	**$7,110**	**$4,806**	**$17,348**	**$22,480**
Gain (loss) on sale of fixed assets (1)	30	66	–	–	253
Integration and transition costs (2)	16	–	–	–	–
Equity compensation (3)	516	495	490	668	791
Acquisition and development costs (4)	79	766	328	914	(1,723)
Cash charges related to restructuring and retention (5)	239	40	94	270	198
Non-cash charges (6)	20	453	134	57	139
Adjusted EBITDA	**$11,631**	**$8,930**	**$5,852**	**$19,257**	**$22,138**

(1) Includes losses related to the sale and disposal of certain assets in property, plant and equipment.

(2) Includes integration and transition costs associated with specified transactions.

(3) Represents the non-cash expenses for stock-based awards issued to our employees and employee stock purchase plan compensation expense.

(4) Represents costs incurred related to the business combinations and current development project activities.

(5) Represents costs associated with the retention and relocation of employees.

(6) Represents accretion of asset retirement obligations and loss on derivatives.

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APPENDIX Contribution Margin Reconciliation Quarter ended ($ in thousands) 9/30/2017 12/30/2017 3/31/2018 6/30/2018 9/30/2018 Revenue $39,329 $43,037 $42,628 $54,448 $63,146 Cost of goods sold 26,297 32,938 35,413 34,678 40,595 Gross profit 13,032 10,099 7,215 19,770 22,551 Depreciation, depletion, and accretion of asset retirment obligations 1,628 2,490 3,106 3,878 4,567 Contribution margin $14,660 $12,589 $10,321 $23,648 $27,118 Contribution margin per ton $22.45 $17.82 $14.28 $28.19 $32.95 Note: Figures may not tie due to rounding. 34